EXHIBIT 1

Joint Filing Agreement

We, the signatories of this statement on Schedule 13G filed with respect to the Common Stock of Globalstar, Inc., to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) of the Securities Exchange Act of 1934.

Dated February 12, 2007

GLOBALSTAR HOLDINGS, LLC

By:	/s/ James Monroe III
James Monroe III
Manager

THERMO FUNDING COMPANY LLC

By:	/s/ James Monroe III
James Monroe III
Trustee of Sole Member

GLOBALSTAR SATELLITE, LP

By:	/s/ James Monroe III
James Monroe III
President of General Partner

/s/ James Monroe III
James Monroe III